GMAC RFC [GRAPHIC OMITTED]                                                                    FREE WRITING PROSPECTUS FOR
-------------------------------------------------------------------------------------------------------------------------
                                                                                                 HOME LOAN TRUST 2006-HI5
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                                                                    (FILED PURSUANT TO RULE 433; SEC FILE NO. 333-131196)

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GMAC RFC [GRAPHIC OMITTED]

       PART I OF II

       HOME LOAN TRUST 2006-HI5
       Issuing Entity

HOME LOAN-BACKED NOTES,
SERIES 2006-HI5

$247,469,000 OFFERED NOTES (APPROXIMATE)

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor (SEC File No. 333-131196)

  RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

DECEMBER 14, 2006

                                      GMAC RFC Securities  [GRAPHIC OMITTED]

                ANY TRANSACTIONS IN THE NOTES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC.

EXPECTED TIMING:          Pricing Date:                     On or about  December 18, 2006
                          Settlement Date:                  On or about  December 28, 2006
                          First Payment Date:               January 25, 2007

STRUCTURE:                Fixed Rate HLTV:                  FGIC Surety Structure
                          Rating Agencies:                  Moody's and S&P

          STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the notes will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the home loans provided by Residential Funding Company, LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO
WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT AND OTHER  DOCUMENTS THE  DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE
DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE
AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING
WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The notes may not be suitable for all investors.  RFS and its  affiliates may acquire,  hold or sell positions in these notes,  or in related  derivatives,  and may have an investment or  commercial  banking  relationship with the depositor.

No contract of sale for the notes, written, oral or otherwise, will be effective between RFS and potential purchasers until a preliminary prospectus supplement is delivered by RFS to such potential purchasers and the potential purchaser and RFS enter into a contract after the delivery of such preliminary prospectus supplement.

The notes referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such note or any similar note and RFS's obligation to deliver such note is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such note when, as and if issued by the issuing entity.  You are advised that the terms of the notes of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that home loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home loans may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that notes may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such notes to you is conditioned on the home loans and notes having the characteristics described in these materials.  If for any reason RFS does not deliver such notes, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the notes which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

The  information in this free writing  prospectus is  preliminary,  and will be superseded by the  preliminary prospectus.  This free writing  prospectus  is being  delivered to you solely to provide you with  information about the  offering  of the notes  referred  to in this free  writing  prospectus  and to  solicit an offer to purchase the notes,  when,  as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the notes until we have accepted your offer to  purchase  notes.  We will not accept any offer by you to purchase  the notes,  and you will not have any  contractual  commitment  to  purchase  any of the notes  until after you have  received  the  preliminary prospectus.  You may  withdraw  your  offer to  purchase  notes at any time  prior to our  acceptance  of your offer.  The  information in this free writing  prospectus  supersedes any  information  contained in any prior materials relating to the notes.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the notes mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these notes prior to the time of your commitment to purchase any notes.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these notes in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in notes, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such notes, commodities or derivative instruments. In addition, RFS may make a market in the notes referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax  implications  of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                             HOME LOAN TRUST 2006-HI5
                                            $247,469,000 (APPROXIMATE)
                                           CHARACTERISTICS OF THE NOTES

--------------------------------------------------------------------------------------------------------------------------------
CLASS       APPROXIMATE      INTEREST TYPE    PRINCIPAL   EXPECTED WAL        EXPECTED           FINAL        EXPECTED RATING
                                                                          PRINCIPAL WINDOW     SCHEDULED
                                                              (YRS)           (MONTHS)       DISTRIBUTION
              SIZE ($)                           TYPE       CALL/MAT          CALL/MAT         DATE (7)        (MOODY'S/S&P)
---------- --------------- ------------------ ----------- -------------- ------------------- -------------- --------------------
A-1            92,827,000    Floating (5)         SEQ      0.90 / 0.90    1 - 21 / 1 - 21      7/25/2018         Aaa / AAA
A-2            27,806,000        Fixed            SEQ      2.00 / 2.00   21 - 28 / 21 - 28     6/25/2020         Aaa / AAA
A-3            49,360,000        Fixed            SEQ      3.00 / 3.00   28 - 46 / 28 - 46     6/25/2024         Aaa / AAA
A-4            77,476,000      Fixed (6)          SEQ      6.13 / 6.85   46 - 94 / 46 - 189   12/25/2036         Aaa / AAA
TOTAL         247,469,000
---------- --------------- ------------------ ----------- -------------- ------------------- -------------- --------------------

NOTES:
(1)      100% Prepayment Assumption:  5.0% CPR in month 1 of the Home Loans, and an additional approximately 1.428571%
         per annum in each month thereafter until month 15.  On and after month 15, 25.0% CPR.
(2)      Transaction priced to a 10% clean-up call.
(3)      The principal amount of each Class of Notes is subject to a 5% variance.
(4)      100% principal and interest guaranty by FGIC (as defined herein),  subject to the limitations set forth under
         "Credit Enhancement".
(5)      The lesser of (a) One-Month LIBOR +  0.__% per annum and (b)9.00% per annum.
(6)      If the 10% clean-up call is not exercised,  the Note Rate  applicable to the Class A-4 Notes will increase by
         0.50% per annum on the second Payment Date after the first possible Call Date.
(7)      Run at 0% CPR to maturity  assuming on each payment  date that the Reserve  Amount  Target  equals 0% for the
         Class A-1  through  Class A-3 Notes;  and for the Class A-4 Notes the month  following  the  latest  maturing loan.

ISSUING ENTITY:
Home Loan Trust 2006-HI5
Home Loan Trust 2005-HI3.

DEPOSITOR:                                  Residential Funding Mortgage Securities II, Inc., an affiliate of
                                            Residential Funding Company, LLC.

CREDIT ENHANCER:                    Financial Guaranty Insurance Company ("FGIC").

SELLER:                                     Residential Funding Company, LLC.

UNDERWRITERS:                               Lead Manager:     Residential Funding Securities, LLC.
                                            Co-Manager:       Deutsche Bank Securities Inc.

MASTER SERVICER AND
SPONSOR:                                    Residential Funding Company, LLC (the "Master Servicer" or "RFC").

SUBSERVICERS:                               HomeComings Financial LLC.  ("HomeComings"),  a wholly-owned subsidiary of RFC,  will  subservice  approximately  83.8% of the home  loans  and
                                            GMAC  Mortgage,  LLC  ("GMACM"),  an affiliate of RFC, will  subservice
                                            16.2 % of the home loans.

INDENTURE TRUSTEE:                          U. S. Bank National Association.

OWNER TRUSTEE:                              Wilmington Trust Company.

ORIGINATORS:                                GMACM, an affiliate of Residential Funding, originated approximately
                                            15.6% of the home loans. Homecomings, originated approximately 5.7%
                                            of the home loans. Capital One Home Loans LLC originated
                                            approximately 25.2% of the home loans. M&I Bank FSB originated approximately 14.2% of the home loans.

THE NOTES:                                  Home Loan  Trust  2006-HI5  will  issue 4 classes  of Home  Loan-Backed
                                            Notes,  namely:  the  Class  A-1,  Class  A-2,  Class A-3 and Class A-4
                                            Notes (collectively, the "Class A Notes" or the "Offered Notes").

CUT-OFF DATE:                               As of December 1, 2006.

CLOSING DATE:                               On or about December 28, 2006.

PAYMENT DATE:                               The 25th of each month (or the next  business  day if such day is not a business day), commencing on January 25, 2007.

OPTIONAL REDEMPTION:                        The Master Servicer may, at its option,  effect an early  redemption or termination  of the  Notes  on the  first  Payment  Date on  which  the aggregate  pool balance of the Home Loans  declines to less than 10% of the Cut-off Date pool balance (the "Call Date").

MINIMUM DENOMINATIONS:                      For the Class A Notes:  $100,000  and in  integral  multiples  of $1 in excess thereof.

FORM OF REGISTRATION:                       Book-Entry   form,   same  day  funds  through  DTC,   Clearstream  and
                                            Euroclear.

TAX STATUS:                                 For federal  income tax purposes,  the Notes will be  characterized  as indebtedness to a noteholder  other than a noteholder who  beneficially owns the notes.

ERISA ELIGIBILITY:                          Subject to the considerations  described in the Preliminary  Prospectus
                                            (as defined  herein),  the Offered  Notes are expected to be considered eligible for purchase by persons  investing  assets of employee benefit plans,  individual  retirement accounts or other retirement accounts or arrangements.  We do not  expect the RFC  exemption,  as defined in the
                                            Preliminary  Prospectus,  will  apply to the  purchase  of the  Offered
                                            Notes.  Fiduciaries  of plans  subject to ERISA or Section  4975 of the
                                            Internal  Revenue  Code are  encouraged  to consult  with  their  legal advisors before investing in the Offered Notes.

SMMEA TREATMENT:                            The  Notes  will  not  constitute  "mortgage  related  securities"  for purposes of SMMEA.

THE ASSETS OF THE TRUST:                    The  assets  of  the  Trust  will  include  a  group  of  conventional, closed-end,  first and  second-lien,  fixed-rate  home loans (the "Home
                                            Loans"),  the  proceeds  of  which  will be  used  primarily  for  debt consolidation.  The Home Loans will be secured by  mortgages,  deeds of trust or other similar  security  instruments.  A substantial  majority of the Home Loans will have a  combined  loan-to-value  ratio in excess of 100%.  As of the  close of  business  on the  business  day prior to the Cut-off  Date,  the aggregate  principal  balance of the Home Loans will be approximately $250,095,045 (the "Cut-off Date pool balance").

DELAY DAYS:                                 The  Class A Notes,  other  than  the  Class  A-1  Notes,  will  have a payment  delay of 24 days.  With  respect  to the  Class A-1  Notes,  0 days.

NOTE RATE:                                  Interest  will  accrue on all of the  Notes,  other  than the Class A-1
                                            Notes,  at a fixed  rate  during  the  month  prior to the month of the related Payment Date on a 30/360-day basis.

                                            Interest  will  accrue on the  Class  A-1 Notes at a rate  equal to the lesser  of (a)  One-Month  LIBOR + 0.__%  per  annum  and (b) 9.00% per annum, payable monthly.

                                            With  respect  to any  Payment  Date,  the  Class  A-1  Notes  will  be entitled to interest  accrued from and including the preceding  Payment
                                            Date (or from and  including  the Closing Date in the case of the first
                                            Payment  Date) to and  including  the day  prior  to the  then  current
                                            Payment  Date (the  "Class A-1 Accrual  Period")  at the  related  Note
                                            Rate on the note  balance  of the Class A-1 Notes on an  actual/360-day basis.

                                            The Note  Rate  applicable  to the Class A-4  Notes  will  increase  by
                                            0.50% per annum on the second  Payment  Date  after the first  possible
                                            Call Date.

PRIORITY OF PAYMENTS:                       On each  Payment  Date,  principal  and  interest  collections  will be allocated from the payment account in the following order of priority:

                                            o  first, to pay the Credit Enhancer the premium for the Policy,  along with any previously unpaid premiums for the Policy, with interest;
                                            o  second,  to pay  accrued  interest  due on the note  balance  of the
                                               Notes,  plus any accrued  interest  remaining  unpaid from any prior
                                               Payment Date;
                                            o  third,  to pay as  principal  on the  Notes an  amount  equal to the
                                               Principal Collection Payment Amount for that Payment Date;
                                            o  fourth,  to pay as  principal  on the Notes an  amount  equal to the
                                               Liquidation Loss Payment Amount for that Payment Date;
                                            o  fifth,  to reimburse the Credit Enhancer for prior draws made on the
                                               Policy with interest;
                                            o  sixth,  to pay as  principal  on the  Notes an  amount  equal to the
                                               Reserve Increase Amount for that Payment Date;
                                            o  seventh,  to pay the Credit  Enhancer  any other  amounts owed under the insurance agreement; and
                                            o  eighth,  to  pay  any  remaining  amounts  to  the  holders  of  the certificates.
PRINCIPAL PAYMENTS
FOR THE NOTES:                              Any  payments  of  principal  allocable  to the Class A Notes  shall be paid  sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4
                                            Notes,  in  that  order,  in  each  case  until  the  outstanding  note balances of each of these Notes has been reduced to zero.

                                            On the  Payment  Date  in  December  2036,  principal  will  be due and payable  on each Class of Notes in amounts  equal to the  related  note balance, if any.

CREDIT ENHANCEMENT:                         Credit  enhancement  with  respect to the Notes will be provided by (1)
                                            Excess  Spread,  (2)   Overcollateralization  and  (3)  FGIC  Insurance
                                            Policy (the "Policy").

                                            EXCESS  SPREAD:  Because  the  mortgagors  are  expected  to  pay  more interest  on the Home Loans than is  necessary  to pay  interest on the
                                            Notes,  along with fees and  expenses  of the trust each  month,  there may be  excess  cash  flow.  This  excess  cash  flow  may be  used  to protect the Notes  against  losses by making an  additional  payment of principal up to the amount of the losses.

                                            OVERCOLLATERALIZATION:  Excess  cash flow  that is not  needed to cover
                                            losses  in  the  current  period  will  be  used  to  make   additional
                                            principal  payments  on the Notes  until the pool  balance  exceeds the aggregate  principal  amount of the  Notes by a  specified  amount,  as described  herein.  This excess will  represent  overcollateralization, which  may  absorb  some  losses  on the  Home  Loans,  if they are not
                                            covered    by    excess    cash    flow.    Until    the    level    of
                                            overcollateralization  reaches what is required,  or  thereafter  falls below what is required,  the excess cash flow  described  above will be paid to the Notes as  additional  principal,  as described  herein,  in
                                            order   to    reach    and    maintain    the    required    level   of
                                            overcollateralization.

                                            FGIC  INSURANCE  POLICY:  FGIC  will  unconditionally  and  irrevocably guarantee  interest  on the Notes at the  applicable  Note Rate,  other than any  prepayment  interest  shortfalls  or Relief  Act  shortfalls, will  cover all  losses  allocated  to the Notes not  covered by excess cash flow or  Overcollateralization  and will guarantee  amounts due on the Notes on the Payment Date in December 2036.

STEPDOWN DATE:                              The Stepdown Date is the Payment Date occurring on the later of:

                                (1)      the Payment Date in July 2009 (i.e., on the 31st  Payment Date); and
                                (2)      the first  Payment Date on which the aggregate  pool  balance,  after  applying  payments  received in the related  collection  period,  is less  than or  equal
                                         to 50% of the aggregate Cut-off Date pool balance.

PRINCIPAL COLLECTION
PAYMENT AMOUNT:                             As to any payment date,  the total  principal  collections  (reduced by any portion used to pay  interest on the Notes) for that Payment  Date;
                                            provided  however,  on any  Payment  Date as to which  the  Outstanding
                                            Reserve  Amount  that  would  result  without  regard  to this  proviso exceeds the Reserve Amount  Target,  the Principal  Collection  Payment
                                            Amount  will be  reduced  to an amount not less than zero by the amount of the excess until the  Outstanding  Reserve Amount equals the Reserve
                                            Amount  Target.  To the extent the Reserve  Amount Target  decreases on any  Payment  Date,  the  amount of the  Principal  Collection  Payment
                                            Amount  will be reduced  on that  Payment  Date and on each  subsequent
                                            Payment Date to the extent the remaining  Outstanding Reserve Amount is in excess of the reduced  Reserve  Amount Target until the  Outstanding
                                            Reserve Amount equals the Reserve Amount Target.

INITIAL RESERVE AMOUNT:                     On the closing date there is expected to be an Initial  Reserve  Amount approximately equal to 1.05% of the Cut-off Date pool balance.

RESERVE AMOUNT TARGET:                      As to any payment date prior to the Stepdown  Date,  an amount equal to
                                            5.90% of the  aggregate  Cut-off  Date  pool  balance.  On or after the
                                            Stepdown  Date,  the Reserve  Amount Target will be equal to the lesser of (a)  the  Reserve  Amount  Target  as of the  Cut-off  Date  and (b)
                                            11.80% of the aggregate pool balance after applying  payments  received in the  related  collection  period,  but not  lower  than  $1,250,475, which is 0.50% of the  aggregate  Cut-off Date pool  balance.  However, any scheduled  reduction to the Reserve Amount Target  described in the preceding  sentence  shall not be made as of any  Payment  Date  unless certain  loss and  delinquency  tests  set forth in the  indenture  are met. In  addition,  the Reserve  Amount  Target may be reduced with the prior written  consent of the Credit  Enhancer and notice to the rating agencies.

RESERVE INCREASE AMOUNT:                    As to any  payment  date,  the lesser of (i) the amount  available  for payment to the Notes as described  in the sixth item under  Priority of
                                            Payments  above and (ii) the excess,  if any, of (a) the Reserve Amount
                                            Target over (b) the Outstanding Reserve Amount.

OUTSTANDING RESERVE AMOUNT:                 With  respect to any payment  date,  the  amount,  if any, by which the
                                            pool  balance,   after  applying   payments  received  in  the  related
                                            collection  period,  exceeds the aggregate note balance of the Notes on the Payment  Date,  after  application  of  principal  collections  and
                                            Liquidation   Loss  Payment   Amounts  for  that  Payment   Date.   The
                                            Outstanding  Reserve  Amount  will  be  increased  by  payments  of the
                                            Reserve  Increase  Amount,  if any,  to the Notes.  To the extent  that the  Outstanding  Reserve  Amount is  insufficient  or not available to
                                            absorb   Liquidation   Loss   Amounts  that  are  not  covered  by  the
                                            Liquidation  Loss  Payment  Amount,  and if payments are not made under the Policy as required, a noteholder may incur a loss.

LIQUIDATION LOSS
PAYMENT AMOUNT:                             As to any  payment  date,  an  amount  equal to the  lesser  of (i) the amount  available  for payment to the Notes as  described in the fourth item under  Priority of Payments  above and (ii) the sum of (a) 100% of the  Liquidation  Loss Amounts on the Home Loans during the  collection period and (b) any Liquidation  Loss Amounts  remaining unpaid from any preceding  collection  period,  to the  extent  not  reflected  on such preceding  Payment  Date  by a  reduction  of the  Outstanding  Reserve
                                            Amount.

MASTER SERVICING FEE:                       0.08%  per  annum of the  outstanding  principal  balance  of each Home
                                            Loan,  payable  monthly.  The fees of the  Trustees  will be paid  from the Master Servicing Fee.

SUBSERVICING FEE:                           0.50% per  annum,  of the  outstanding  principal  balance of each Home
                                            Loan payable monthly.

CREDIT ENHANCER PREMIUM:                    0.28%  per  annum of the  aggregate  principal  balance  of the Class A
                                            Notes payable monthly.

ADVANCING:                                  There  is  no  required  advancing  of  delinquent   scheduled  monthly
                                            payments  of  principal  or  interest  on the Home  Loans by the Master
                                            Servicer, the Subservicer, the Trustees or any other entity.

LIQUIDATION LOSS AMOUNT:                    With  respect  to any  Payment  Date and any Home  Loan  that  became a
                                            Liquidated  Home  Loan  during  the  related   collection  period,  the
                                            unrecovered  portion of the principal  balance of that Home Loan at the end  of  such  collection  period,  after  giving  effect  to  the  net liquidation  proceeds  applied to reduce the principal  balance of that
                                            Home Loan.  In  addition,  as to any Home Loan for which the  principal balance has been reduced in  connection  with  bankruptcy  proceedings, the  amount of the  reduction  will be treated  as a  Liquidation  Loss
                                            Amount.

LIQUIDATED HOME LOAN:                       With  respect  to any  Payment  Date,  any Home Loan  which the  Master
                                            Servicer has determined,  based on the servicing  procedures  specified in the servicing  agreement,  as of the end of the preceding collection period,  that all  liquidation  proceeds which it expects to recover in connection  with the  disposition  of the  related  mortgaged  property have been  recovered.  In addition,  the Master Servicer will treat any
                                            Home Loan that is 180 days or more  delinquent  as having been  finally liquidated.

NAME:                                      TELEPHONE:                   E-MAIL:
MOODY'S
Odile Grisard                              (212) 553-1382               odile.grisardboucher@moodys.com
STANDARD AND POOR'S
Michael Wray                               (212) 438-3126               michael_wray@standardandpoors.com

------------------------------------------ ---------------------------- --------------------------------------------------

GMAC RFC [GRAPHIC OMITTED]                                                                           FREE WRITING PROSPECTUS FOR
-------------------------------------------------------------------------------------------------------------------------
                                                                                                 HOME LOAN TRUST 2006-HI5
-------------------------------------------------------------------------------------------------------------------------
                                                                    (FILED PURSUANT TO RULE 433; SEC FILE NO. 333-131196)

--------------------------------------------------------------------------------------------------------------------------
GMAC RFC[GRAPHIC OMITTED][GRAPHIC OMITTED]

       PART II OF II

       HOME LOAN TRUST 2006-HI5
       Issuing Entity

HOME LOAN-BACKED NOTES,
SERIES 2006-HI5

$247,469,000 OFFERED NOTES (APPROXIMATE)

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor (SEC File No. 333-131196)

  RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

DECEMBER 14, 2006

                                       GMAC RFC Securities  [GRAPHIC OMITTED]

                   ANY TRANSACTIONS IN THE NOTES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC.

             STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the notes will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the home loans provided by Residential Funding Company, LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH
THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND
OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE  SEC  WEB  SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU
THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The notes may not be suitable  for all  investors.  RFS and its  affiliates  may acquire,  hold or sell  positions in these notes,  or in related  derivatives,  and may have an  investment or commercial  banking  relationship  with the depositor.

No contract of sale for the notes, written, oral or otherwise, will be effective between RFS and potential purchasers until a preliminary prospectus supplement is delivered by RFS to such potential purchasers and the potential purchaser and RFS enter into a contract after the delivery of such preliminary prospectus supplement.

The notes referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such note or any similar note and RFS's obligation to deliver such note is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such note when, as and if issued by the issuing entity.  You are advised that the terms of the notes of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that home loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home loans may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that notes may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such notes to you is conditioned on the home loans and notes having the characteristics described in these materials.  If for any reason RFS does not deliver such notes, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the notes which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange
Commission because they contain important information.

The  information  in this  free  writing  prospectus  is  preliminary,  and  will be  superseded  by the  preliminary prospectus.  This free writing  prospectus  is being  delivered to you solely to provide you with  information  about the  offering  of the notes  referred to in this free  writing  prospectus  and to solicit an offer to  purchase  the notes,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a contractual  commitment  by you to purchase any of the notes until we have  accepted your offer to purchase  notes.
We will not accept  any offer by you to  purchase  the notes,  and you will not have any  contractual  commitment  to purchase any of the notes until after you have received the  preliminary  prospectus.  You may withdraw your offer to purchase notes at any time prior to our  acceptance of your offer.  The  information in this free writing  prospectus supersedes any information contained in any prior materials relating to the notes.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the notes mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these notes prior to the time of your commitment to purchase any notes.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these notes in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.
All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in notes, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such notes, commodities or derivative instruments. In addition, RFS may make a market in the notes referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax  implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

AGGREGATE COLLATERAL SUMMARY

SUMMARY                                                    TOTAL                            MINIMUM           MAXIMUM
Aggregate Current Principal Balance                                        $250,095,044.91         $6,811.74  $199,564.61
Number of Mortgage Loans                                                             5,071

Average Current Principal Balance                                               $49,318.68
Weighted Average Original Loan-to-Value                                            114.81%            24.00%      126.00%
Weighted Average Mortgage Rate                                                      12.50%             6.78%       17.13%
Weighted Average Net Mortgage Rate                                                  11.92%             6.20%       16.55%
Weighted Average Remaining Term to Stated Maturity
(months)                                                                               243                39          360
Weighted Average Credit Score                                                          699               588          817

Weighted Average reflected in Total
                                                                                            PERCENT OF CUT-OFF DATE
                                                                                            PRINCIPAL
                                                                        RANGE               BALANCE
Product Type                                               Fixed                                     100.00%

Lien                                                       First                                       0.11%
                                                           Second                                     99.89%

Occupancy Status                                           Primary Residence                          99.67%
                                                           Second/Vacation                             0.13%
                                                           Non Owner Occupied                          0.20%

Loans with Prepayment penalties                                                                       36.04%

Interest Only Percentage                                                                               1.67%

                            CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                  WEIGHTED    WEIGHTED    WEIGHTED
                                                          % OF        AVERAGE      AVERAGE    AVERAGE     AVERAGE
                          NUMBER OF        PRINCIPAL      PRINCIPAL   PRINCIPAL   ORIGINAL    RESIDUAL    JUNIOR
CREDIT SCORE RANGE          LOANS           BALANCE        BALANCE     BALANCE       LTV        INCOME      RATIO
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
580 - 599                     1             $43,749         0.02%      $43,749     100.00%      $4,028      20.00%
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
600 - 619                     3             111,958          0.04      37,319       102.3       4,368       20.23
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
620 - 639                     55           2,181,706         0.87      39,667       89.16       4,186       24.46
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
640 - 659                    478           19,457,969        7.78      40,707      110.68       4,445        22.5
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
660 - 679                    1051          48,129,789       19.24      45,794      116.25       4,300       25.33
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
680 - 699                    1249          62,447,400       24.97      49,998      114.82       4,284       28.64
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
700 - 719                    980           52,282,768       20.91      53,350      116.55       4,269       29.62
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
720 - 739                    684           36,834,503       14.73      53,852      116.18       4,178       30.87
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
740 - 759                    349           17,289,061        6.91      49,539      113.35       4,249       28.99
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
760 - 779                    165           8,485,363         3.39      51,426      112.89       4,524        29.2
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
780 - 799                     45           2,197,949         0.88      48,843      106.38       4,348       27.31
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
800 - 819                     11            632,828          0.25      57,530       95.94       3,879       41.78
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
TOTAL:                       5071         $250,095,045     100.00%     $49,319     114.81%      $4,285      28.08%
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately
699

                                 MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                 WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                          % OF        AVERAGE    AVERAGE     AVERAGE     AVERAGE     AVERAGE
                          NUMBER OF        PRINCIPAL      PRINCIPAL   PRINCIPAL  CREDIT      ORIGINAL    RESIDUAL    JUNIOR
MORTGAGE RATES (%)          LOANS           BALANCE        BALANCE     BALANCE     SCORE        LTV        INCOME      RATIO
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
6.500 - 6.999                 1             $28,000         0.01%      $28,000      774        87.00%      $5,295      7.37%
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
7.000 - 7.499                 2              97,999          0.04      49,000       722        84.73       3,047       13.67
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
7.500 - 7.999                 14            818,656          0.33      58,475       755        65.04       4,653       34.49
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
8.000 - 8.499                 36           1,755,473         0.7       48,763       716        75.76       4,460       28.26
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
8.500 - 8.999                 91           5,082,875         2.03      55,856       704        80.88       4,318       31.58
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
9.000 - 9.499                 62           2,977,731         1.19      48,028       705        85.06       3,849       29.12
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
9.500 - 9.999                114           5,467,239         2.19      47,958       705        92.99       4,726        26.3
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
10.000 - 10.499               81           4,243,224         1.7       52,385       712         98.6       4,972       25.31
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
10.500 - 10.999              259           14,005,527        5.6       54,075       722        109.39      4,922       28.75
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
11.000 - 11.499              245           12,371,046        4.95      50,494       720        114.59      4,696        26.3
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
11.500 - 11.999              591           33,150,269       13.26      56,092       715        116.55      4,550       30.28
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
12.000 - 12.499              593           30,514,259        12.2      51,457       707        118.11      4,444       28.67
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
12.500 - 12.999              958           49,165,522       19.66      51,321       699        118.31      4,329       28.47
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
13.000 - 13.499              574           26,795,297       10.71      46,682       693        117.93      3,894       27.16
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
13.500 - 13.999              704           32,070,171       12.82      45,554       680        117.9       4,040       27.47
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
14.000 - 14.499              445           19,093,287        7.63      42,906       677        119.04      3,675       26.11
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
14.500 - 14.999              205           8,744,263         3.5       42,655       677        119.21      3,826       26.03
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
15.000 - 15.499               33           1,357,966         0.54      41,150       665        118.26      4,373       24.99
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
15.500 - 15.999               33           1,257,566         0.5       38,108       663        116.46      3,974       31.36
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
16.000 - 16.499               12            454,790          0.18      37,899       650        118.15      4,608       21.85
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
16.500 - 16.999               17            611,006          0.24      35,942       676        116.09      3,210       32.91
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
17.000 - 17.499               1              32,880          0.01      32,880       644         113        8,349       24.53
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------
TOTAL:                       5071         $250,095,045     100.00%     $49,319      699       114.81%      $4,285      28.08%
----------------------- --------------- ----------------- ----------- ---------- ----------- ----------- ----------- -----------

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 12.5001%
per annum.

                               PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                      WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                          % OF        AVERAGE      AVERAGE    AVERAGE     AVERAGE
PRINCIPAL MORTGAGE        NUMBER OF        PRINCIPAL      PRINCIPAL   CREDIT      ORIGINAL    RESIDUAL    JUNIOR
LOAN BALANCE ($)            LOANS           BALANCE        BALANCE      SCORE        LTV        INCOME      RATIO
----------------------- --------------- ----------------- ----------- ---------- ------------ ----------- -----------
                        --------------- ----------------- ----------- ---------- ------------ ----------- -----------
25,000 or less               421           $8,855,126       3.54%        695       108.84%        $3,230    18.20%
                        --------------- ----------------- ----------- ---------- ------------ ----------- -----------
25,001 to 50,000             2801         107,783,072        43.1        693       114.65          3,899     23.6
                        --------------- ----------------- ----------- ---------- ------------ ----------- -----------
50,001 to 75,000             1313          81,368,172       32.53        702       116.37          4,382    30.08
                        --------------- ----------------- ----------- ---------- ------------ ----------- -----------
75,001 to 100,000            391           34,407,885       13.76        705       114.54          4,885    35.34
                        --------------- ----------------- ----------- ---------- ------------ ----------- -----------
100,001 to 125,000           114           13,174,905        5.27        712        115.5          5,452    37.15
                        --------------- ----------------- ----------- ---------- ------------ ----------- -----------
125,001 to 150,000            28           3,961,370         1.58        723       104.93          5,856    38.15
                        --------------- ----------------- ----------- ---------- ------------ ----------- -----------
150,001 or greater            3             544,515          0.22        664        83.89          5,915    33.86
                        --------------- ----------------- ----------- ---------- ------------ ----------- -----------
TOTAL:                       5071         $250,095,045     100.00%       699       114.81%        $4,285    28.08%
                        --------------- ----------------- ----------- ---------- ------------ ----------- -----------

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $49,319

                           ORIGINAL COMBINED LOAN-TO-VALUE OF THE AGGREGATE LOANS
                                                                                      WEIGHTED    WEIGHTED    WEIGHTED
                                                               % OF        AVERAGE    AVERAGE     AVERAGE     AVERAGE
                                  NUMBER        PRINCIPAL      PRINCIPAL   PRINCIPAL  CREDIT      RESIDUAL    JUNIOR
ORIGINAL COMBINED LTV RATIO (%)   OF LOANS       BALANCE        BALANCE     BALANCE     SCORE       INCOME      RATIO
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
20.01 - 30.00                         2          $66,868         0.03%      $33,434      775        $4,010      22.22%
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
30.01 - 40.00                         3          128,401          0.05      42,800       684        2,146       16.48
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
40.01 - 50.00                        12          518,755          0.21      43,230       721        2,915       41.15
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
50.01 - 60.00                        22          958,668          0.38      43,576       699        3,278       29.86
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
60.01 - 70.00                        29         1,179,063         0.47      40,657       694        4,088       31.47
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
70.01 - 75.00                        28         1,444,627         0.58      51,594       688        3,526       35.63
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
75.01 - 80.00                        55         2,745,198         1.1       49,913       687        4,294       30.27
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
80.01 - 85.00                        37         1,967,103         0.79      53,165       684        4,601       26.56
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
85.01 - 90.00                        106        5,405,948         2.16      51,000       696        5,113       26.79
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
90.01 - 95.00                        128        6,513,706         2.6       50,888       709        5,817       21.73
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
95.01 - 100.00                       328        12,724,289        5.09      38,794       704        3,627       26.78
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
100.01 - 105.00                      168        7,320,472         2.93      43,574       699        4,297       26.02
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
105.01 - 110.00                      457        22,099,116        8.84      48,357       699        4,678       26.31
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
110.01 - 115.00                      824        39,886,656       15.95      48,406       692        4,440       25.54
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
115.01 - 120.00                      774        39,935,775       15.97      51,597       700        4,271       28.62
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
120.01 - 125.00                     2091       106,789,031        42.7      51,071       702        4,120        29.7
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
125.01 >=                             7          411,365          0.16      58,766       704        3,788       31.62
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
TOTAL:                              5071       $250,095,045     100.00%     $49,319      699        $4,285      28.08%
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 114.81%

                                    JUNIOR RATIO OF THE AGGREGATE LOANS
                                                                                      WEIGHTED    WEIGHTED    WEIGHTED
                                                               % OF        AVERAGE    AVERAGE     AVERAGE     AVERAGE
                                  NUMBER        PRINCIPAL      PRINCIPAL   PRINCIPAL  CREDIT      ORIGINAL    RESIDUAL
JUNIOR RATIO (%)                  OF LOANS       BALANCE        BALANCE     BALANCE     SCORE        LTV        INCOME
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
0.00 - 5.00                               4           $63,555       0.03%    $15,889         683     103.10%      $6,332
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
5.01 - 10.00                             96         2,506,834           1     26,113         688         104       5,470
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
10.01 - 15.00                           458        16,208,634        6.49     35,390         684      109.12       4,961
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
15.01 - 20.00                          1417        59,291,054       23.73     41,843         695      116.07       4,462
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
20.01 - 25.00                           819        36,160,500       14.48     44,152         696      113.25       4,300
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
25.01 - 30.00                           745        37,464,948          15     50,289         701      115.14       4,145
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
30.01 - 40.00                          1039        64,272,099       25.73     61,860         704      116.19       4,129
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
40.01 - 50.00                           360        24,555,586        9.83     68,210         709      116.78       4,031
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
50.01 - 60.00                            92         6,526,654        2.61     70,942         711      111.45       3,994
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
60.01 - 70.00                            24         1,977,156        0.79     82,382         707      112.34       3,889
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
70.01 - 80.00                             6           321,489        0.13     53,581         694       95.27       2,892
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
80.01 - 90.00                             7           460,038        0.18     65,720         696      119.34       4,231
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------
TOTAL:                                 5067      $249,808,547     100.00%    $49,301         699     114.88%      $4,287
--------------------------------- ---------- ----------------- ----------- ---------- ----------- ----------- -----------

The weighted average junior ratio at origination of the mortgage loans was approximately 28.08%

                            ORIGINAL TERM TO MATURITY OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED     WEIGHTED    WEIGHTED
                                                           % OF        AVERAGE     AVERAGE    AVERAGE       AVERAGE    AVERAGE
                              NUMBER        PRINCIPAL      PRINCIPAL   PRINCIPAL   CREDIT     ORIGINAL     RESIDUAL    JUNIOR
ORIGINAL TERM TO MATURITY     OF LOANS       BALANCE        BALANCE     BALANCE      SCORE       LTV        INCOME       RATIO
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
1 - 108                           5          $204,250        0.08%      $40,850       697       95.12%      $5,733       28.02%
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
109 - 168                        65         2,839,993         1.14       43,692       703       114.34       4,853       29.28
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
169 - 180                       2112        98,610,057       39.43       46,690       701       112.05       4,391       28.59
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
181 - 288                        585        26,342,955       10.53       45,031       695       111.64       4,246       25.07
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
289 - 300                       2226       117,021,893       46.79       52,570       700       118.13       4,183       28.23
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
301 +                            78         5,075,897         2.03       65,076       680       109.74       4,433       29.84
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
                                5071       $250,095,045     100.00%     $49,319       699      114.81%      $4,285       28.08%
----------------------------- ---------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------

                           REMAINING TERM TO MATURITY OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED     WEIGHTED    WEIGHTED
                                                           % OF        AVERAGE     AVERAGE    AVERAGE       AVERAGE    AVERAGE
                             NUMBER OF      PRINCIPAL      PRINCIPAL   PRINCIPAL   CREDIT     ORIGINAL     RESIDUAL    JUNIOR
REMAINING TERM TO MATURITY     LOANS         BALANCE        BALANCE     BALANCE      SCORE       LTV        INCOME       RATIO
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
1 - 96                           12          $427,746        0.17%      $35,646       701      103.49%      $4,225       33.55%
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
97 - 108                         15          413,862          0.17       27,591       689       115.35       2,875       30.84
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
109 - 120                        62         2,774,844         1.11       44,756       704       114.25       4,896       29.24
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
121 - 156                        2            64,121          0.03       32,061       681       93.92        2,890       27.62
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
157 - 168                        6           206,484          0.08       34,414       680       119.35       3,724       27.53
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
169 - 180                       2088        97,844,250       39.12       46,860       701       112.02       4,400       28.55
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
181 - 288                       656         29,520,193        11.8       45,000       694       112.5        4,138       26.89
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
289 - 300                       2152       113,767,648       45.49       52,866       700       118.1        4,210       27.85
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
301 +                            78         5,075,897         2.03       65,076       680       109.74       4,433       29.84
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
TOTAL:                          5071       $250,095,045     100.00%     $49,319       699      114.81%      $4,285       28.08%
---------------------------- ----------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------

                                     VINTAGE OF THE AGGREGATE LOANS
                                                                                    WEIGHTED   WEIGHTED    WEIGHTED    WEIGHTED
                                                            % OF        AVERAGE     AVERAGE    AVERAGE     AVERAGE     AVERAGE
                                NUMBER       PRINCIPAL      PRINCIPAL   PRINCIPAL   CREDIT     ORIGINAL    RESIDUAL    JUNIOR
VINTAGE OF THE AGGREGATE LOANS  OF LOANS      BALANCE        BALANCE     BALANCE      SCORE       LTV        INCOME      RATIO
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
2006                              4958      $245,314,554      98.09%     $49,479       699      114.78%      $4,301      27.89%
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
2005                               21        1,256,334         0.5        59,825       682       115.39      4,621       28.17
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
2004                               3          102,770          0.04       34,257       672       118.18      4,473       53.99
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
2000                               49        1,639,926         0.66       33,468       681       118.59      3,059       34.46
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
1999                               39        1,690,304         0.68       43,341       700       115.49      2,804       41.68
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
1998                               1           91,157          0.04       91,157       668        125        3,900       80.29
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
TOTAL:                            5071      $250,095,045     100.00%     $49,319       699      114.81%      $4,285      28.08%
------------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------

               GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED    WEIGHTED     WEIGHTED    WEIGHTED
                                                             % OF      AVERAGE    AVERAGE     AVERAGE       AVERAGE    AVERAGE
                             NUMBER                        PRINCIPAL   PRINCIPAL  CREDIT      ORIGINAL     RESIDUAL    JUNIOR
STATE                        OF LOANS  PRINCIPAL BALANCE    BALANCE     BALANCE     SCORE        LTV        INCOME       RATIO
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                     Alaska        11           $664,647        0.27%    $60,422         697     108.39%       $4,607  27.62%
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                    Alabama       132          6,237,749         2.49     47,256         701      117.14        4,022  30.59
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   Arkansas        18            770,765         0.31     42,820         704      105.68        3,157  31.69
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                    Arizona        56          3,095,049         1.24     55,269         687      100.88        5,497  24.62
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                 California       106          7,438,187         2.97     70,172         706       98.24        5,566  22.66
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   Colorado       184          9,620,459         3.85     52,285         702      116.14        4,390  23.85
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                Connecticut        31          1,811,786         0.72     58,445         702      104.35        4,227  25.78
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
       District of Columbia         1             44,570         0.02     44,570         683          80        8,855  9.66
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   Delaware         8            387,189         0.15     48,399         690      112.82        3,755  21.11
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                    Florida       149          8,076,462         3.23     54,204         695      104.71        4,535  25.89
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                    Georgia       234         11,979,158         4.79     51,193         695      117.65        4,096  28.85
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                     Hawaii         2             73,116         0.03     36,558         696       103.1        3,325  20.58
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                       Iowa       156          6,937,101         2.77     44,469         699       118.3        4,256  29.88
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                      Idaho        22          1,127,768         0.45     51,262         704      115.25        3,568  32.7
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   Illinois       189          9,436,736         3.77     49,930         701      114.52        4,345  29.87
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                    Indiana       280         12,638,421         5.05     45,137         702       117.6        4,063  30.52
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                     Kansas       138          6,252,549          2.5     45,308         692      119.18        4,580  29.3
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   Kentucky        94          4,179,925         1.67     44,467         702      119.52        4,038  28.3
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                  Louisiana        44          2,097,074         0.84     47,661         708      115.49        4,376  33.01
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
              Massachusetts        47          3,078,994         1.23     65,511         693      112.29        4,791  25.39
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   Maryland        66          3,386,715         1.35     51,314         694      107.51        4,355  20.97
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                      Maine        19          1,100,543         0.44     57,923         712      117.22        3,419  30.5
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   Michigan       339         15,707,526         6.28     46,335         696      116.99        4,159  27.99
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                  Minnesota       143          7,307,570         2.92     51,102         698      114.78        4,260  24.23
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   Missouri       258         11,671,074         4.67     45,237         698      118.02        4,290  25.66
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                Mississippi        37          1,706,447         0.68     46,120         698      118.81        4,613  27.34
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                    Montana         6            250,356          0.1     41,726         674       96.38        3,753  29.79
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
             North Carolina       285         14,029,379         5.61     49,226         697      118.05        4,200  29.41
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
               North Dakota        19            972,392         0.39     51,179         712      120.37        3,608  34.93
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   Nebraska       109          4,817,129         1.93     44,194         705      119.79        4,230  29.41
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
              New Hampshire        20          1,052,284         0.42     52,614         690      114.11        4,537  24.84
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                 New Jersey        37          2,253,382          0.9     60,902         688      106.19        5,660  20.97
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                 New Mexico        15            721,296         0.29     48,086         715      107.65        3,187  30.4
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                     Nevada        34          1,732,960         0.69     50,969         697       95.39        4,924  22.75
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   New York       131          6,542,539         2.62     49,943         709      114.73        4,247  33.5
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                       Ohio       512         23,374,806         9.35     45,654         697      118.27        4,252  27.35
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   Oklahoma       116          5,067,148         2.03     43,682         699      118.18        4,053  30.25
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                     Oregon        38          1,842,251         0.74     48,480         708      106.01        4,421  28.14
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
               Pennsylvania       299         15,351,447         6.14     51,343         703      116.62        4,117  32.5
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
               Rhode Island         7            394,278         0.16     56,325         686      104.85        3,199  22.17
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
             South Carolina       101          5,244,094          2.1     51,922         701      117.55        4,272  29.63
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
               South Dakota        20            947,040         0.38     47,352         697         118        4,028  29.11
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                  Tennessee        39          1,779,294         0.71     45,623         701      115.51        4,068  23.32
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                      Texas         7            300,435         0.12     42,919         752        99.3        3,174  39.21
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                       Utah        50          2,616,345         1.05     52,327         696      108.87        4,310  29.13
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                   Virginia       151          8,016,360         3.21     53,088         696       109.4        4,137  27.54
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                    Vermont         4            268,622         0.11     67,155         705      109.28        4,456  29.15
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                 Washington        71          3,677,918         1.47     51,802         693       107.9        4,107  23.36
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                  Wisconsin       220         11,377,650         4.55     51,717         705      116.78        4,104  28.98
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
              West Virginia         4             96,765         0.04     24,191         687      109.08        3,183  27.59
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
                    Wyoming        12            541,296         0.22     45,108         693       116.2        4,200  24.63
                             --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------
----------------------------
                     TOTAL:      5071       $250,095,045      100.00%    $49,319         699     114.81%       $4,285  28.08%
---------------------------- --------- ------------------ ------------ ---------- ----------- ----------- ------------ -----------

                              MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED     WEIGHTED    WEIGHTED
                                                           % OF        AVERAGE     AVERAGE    AVERAGE       AVERAGE    AVERAGE
                              NUMBER                       PRINCIPAL   PRINCIPAL   CREDIT     ORIGINAL     RESIDUAL    JUNIOR
LOAN PURPOSE                  OF LOANS  PRINCIPAL BALANCE   BALANCE     BALANCE      SCORE       LTV        INCOME       RATIO
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Cash                            1311       $59,902,621       23.95%     $45,692       701      111.81%      $4,284       26.72%
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Debt Consolidation              3007       153,561,923        61.4       51,068       698       116.36       4,236       29.31
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Home Improvement                 61         2,841,168         1.14       46,577       699       103.6        4,334       28.02
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Lower Rate/Reduced              608        29,547,455        11.81       48,598       700       116.17       4,348        25.4
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Medical                          8           445,709          0.18       55,714       701       104.67       4,441       30.79
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Other                            2           117,160          0.05       58,580       696       119.04       4,874       28.08
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
Purchase Money                   74         3,679,010         1.47       49,716       731       97.85        5,787       19.96
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------
TOTAL:                          5071      $250,095,045      100.00%     $49,319       699      114.81%      $4,285       28.08%
----------------------------- --------- ------------------ ----------- ----------- ---------- ----------- ------------ -----------

                                  LIEN POSITION OF THE AGGREGATE LOANS
                                                                                 WEIGHTED     WEIGHTED     WEIGHTED    WEIGHTED
                                                         % OF        AVERAGE      AVERAGE      AVERAGE      AVERAGE    AVERAGE
                     NUMBER OF                         PRINCIPAL    PRINCIPAL     CREDIT      ORIGINAL     RESIDUAL    JUNIOR
LIEN POSITION          LOANS      PRINCIPAL BALANCE     BALANCE      BALANCE       SCORE         LTV        INCOME       RATIO
-------------------- ----------- -------------------- ------------ ------------ ------------ ------------ ------------ -----------
-------------------- ----------- -------------------- ------------ ------------ ------------ ------------ ------------ -----------
First Lien               4            $286,498           0.11%       $71,625        702        59.39%       $3,036        N/A
-------------------- ----------- -------------------- ------------ ------------ ------------ ------------ ------------ -----------
Second Lien             5067         249,808,547         99.89       49,301         699        114.88        4,287       28.08
-------------------- ----------- -------------------- ------------ ------------ ------------ ------------ ------------ -----------
TOTAL:                  5071        $250,095,045        100.00%      $49,319        699        114.81%      $4,285       28.08%
-------------------- ----------- -------------------- ------------ ------------ ------------ ------------ ------------ -----------

                           MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                                        WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                                % OF        AVERAGE     AVERAGE      AVERAGE    AVERAGE     AVERAGE
                                     NUMBER       PRINCIPAL     PRINCIPAL   PRINCIPAL   CREDIT      ORIGINAL    RESIDUAL    JUNIOR
DOCUMENTATION                        OF LOANS      BALANCE       BALANCE     BALANCE      SCORE        LTV        INCOME      RATIO
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Paystub                                 7         $418,949        0.17%      $59,850       721       93.90%       $4,214      31.70%
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Fast Doc/Reduced                        25        1,310,716        0.52       52,429       697       114.89       4,393       27.57
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Full/Alt                               4879      239,514,449      95.77       49,091       699       115.71       4,227       28.31
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Lite Doc                                6          198,456         0.08       33,076       707       101.91       3,834        19.8
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
No Doc                                  3          148,752         0.06       49,584       686        87.72         0         19.86
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
No Income/No Asset                      5          274,533         0.11       54,907       706        71.29         0         24.67
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
No Ratio/No Stated Income               2          116,655         0.05       58,328       688        94.79         0         26.66
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Stated Income/Easy Doc                 142        8,039,077        3.21       56,613       717        92.21       5,996        21.7
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
Stated Income/Stated Asset              2          73,457          0.03       36,729       750        69.68       6,105        27.8
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------
TOTAL:                                 5071     $250,095,045     100.00%     $49,319       699       114.81%      $4,285      28.08%
------------------------------------ --------- ---------------- ----------- ----------- ---------- ------------ ----------- -----------

                                OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                                WEIGHTED   WEIGHTED    WEIGHTED    WEIGHTED
                                                        % OF        AVERAGE     AVERAGE    AVERAGE     AVERAGE     AVERAGE
                            NUMBER       PRINCIPAL      PRINCIPAL   PRINCIPAL   CREDIT     ORIGINAL    RESIDUAL    JUNIOR
OCCUPANCY TYPE              OF LOANS      BALANCE        BALANCE     BALANCE      SCORE       LTV        INCOME      RATIO
--------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
--------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
Primary Residence             5054      $249,266,554      99.67%     $49,321       699      114.90%      $4,273      28.09%
--------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
Second/Vacation                7          317,020          0.13       45,289       696       89.73       7,537       21.51
--------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
Non-Owner Occupied             10         511,472          0.2        51,147       688       86.23       8,226       24.78
--------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------
TOTAL:                        5071      $250,095,045     100.00%     $49,319       699      114.81%      $4,285      28.08%
--------------------------- --------- ----------------- ----------- ----------- ---------- ----------- ----------- -----------

                            AMORTIZATION TYPES OF THE AGGREGATE LOANS
                                                                            WEIGHTED   WEIGHTED     WEIGHTED    WEIGHTED
                                                    % OF        AVERAGE     AVERAGE    AVERAGE       AVERAGE    AVERAGE
                        NUMBER       PRINCIPAL      PRINCIPAL   PRINCIPAL   CREDIT     ORIGINAL     RESIDUAL    JUNIOR
AMORTIZATION TYPES      OF LOANS      BALANCE        BALANCE     BALANCE      SCORE       LTV        INCOME       RATIO
----------------------- --------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
----------------------- --------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
30/15 Balloon             259       $13,506,029       5.40%      $52,147       698       92.32%      $4,604       26.95%
----------------------- --------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
Fully Amortizing          4812      236,589,016        94.6       49,166       699       116.1        4,267       28.14
----------------------- --------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------
TOTAL:                    5071      $250,095,045     100.00%     $49,319       699      114.81%      $4,285       28.08%
----------------------- --------- ----------------- ----------- ----------- ---------- ----------- ------------ -----------

                              MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                                       WEIGHTED   WEIGHTED    WEIGHTED    WEIGHTED
                                                              % OF          AVERAGE    AVERAGE    AVERAGE     AVERAGE     AVERAGE
                                 NUMBER        PRINCIPAL      PRINCIPAL    PRINCIPAL   CREDIT     ORIGINAL    RESIDUAL    JUNIOR
PROPERTY TYPE                    OF LOANS       BALANCE        BALANCE      BALANCE      SCORE       LTV        INCOME      RATIO
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
Condominium                            188        $8,581,571       3.43%      $45,647        696     113.13%      $4,258   25.41%
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
Modular                                  1            78,786        0.03       78,786        694         125       5,129    45.86
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
Multifamily                             26         1,279,995        0.51       49,231        700      113.17       4,124     28
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
PUD Attached                            33         1,767,580        0.71       53,563        705      111.15       4,787    25.22
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
PUD Detached                           235        13,668,213        5.47       58,163        695      115.13       5,301    22.6
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
Single Family Residence               4543       222,495,190       88.96       48,975        700      114.96       4,221    28.55
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
Townhouse/Rowhouse Attached             44         2,123,709        0.85       48,266        702      108.32       4,198    26.51
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
Townhouse/Rowhouse Detached              1           100,000        0.04      100,000        703         115       4,723    43.86
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------
TOTAL:                                5071      $250,095,045     100.00%      $49,319        699     114.81%      $4,285   28.08%
-------------------------------- ---------- ----------------- ----------- ------------ ---------- ----------- ----------- ----------

                        PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                         WEIGHTED    WEIGHTED    WEIGHTED   WEIGHTED
                                                  % OF        AVERAGE    AVERAGE     AVERAGE     AVERAGE    AVERAGE
PREPAYMENT PENALTY    NUMBER       PRINCIPAL      PRINCIPAL   PRINCIPAL  CREDIT      ORIGINAL    RESIDUAL   JUNIOR
TERM                  OF LOANS      BALANCE        BALANCE     BALANCE     SCORE        LTV       INCOME      RATIO
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
None                      3240      $159,968,445      63.96%    $49,373         701     114.34%     $4,261    28.79%
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
Other                        7           306,562        0.12     43,795         689      123.34      4,152    18.71
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
12 Months                  106         5,197,596        2.08     49,034         699      116.48      4,645    27.99
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
24 Months                   16           842,181        0.34     52,636         718      103.77      6,919    18.69
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
36 Months                 1545        74,716,875       29.88     48,360         697      115.47      4,280    26.56
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
60 Months                  157         9,063,386        3.62     57,729         692      117.54      4,310    29.23
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------
TOTAL:                    5071      $250,095,045     100.00%    $49,319         699     114.81%     $4,285    28.08%
--------------------- --------- ----------------- ----------- ---------- ----------- ----------- ---------- -----------

                                       DEBT TO INCOME RATIO
                                                                             WEIGHTED    WEIGHTED    WEIGHTED    WEIGHTED
                                                      % OF        AVERAGE    AVERAGE     AVERAGE     AVERAGE     AVERAGE
                          NUMBER       PRINCIPAL      PRINCIPAL   PRINCIPAL  CREDIT      ORIGINAL    RESIDUAL    JUNIOR
DEBT TO INCOME RATIO      OF LOANS      BALANCE        BALANCE     BALANCE     SCORE        LTV        INCOME      RATIO
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
N/A                          10         $539,940        0.22%      $53,994      697        80.89%        $0         23.77%
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
5.01 - 10.00                 1           47,638          0.02      47,638       734         105        8,813         26.94
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
10.01 - 15.00                4          121,725          0.05      30,431       657        117.83      5,410         22.03
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
15.01 - 20.00                32        1,347,132         0.54      42,098       714        104.21      7,187          37.6
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
20.01 - 25.00               143        5,841,611         2.34      40,850       701         114        6,379            30
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
25.01 - 30.00               398        17,478,788        6.99      43,917       703        113.74      5,532         30.57
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
30.01 - 35.00               748        34,167,993       13.66      45,679       700        113.62      4,894         29.31
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
35.01 - 40.00               1070       51,171,617       20.46      47,824       701        114.96      4,396         28.43
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
40.01 - 45.00               1461       73,384,932       29.34      50,229       699        113.8       4,004         27.27
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
45.01 - 50.00               1154       62,562,696       25.02      54,214       697        117.73      3,620         26.98
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
50.01 - 55.00                45        2,948,859         1.18      65,530       693        112.79      3,469         30.36
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
55.01 - 60.00                2          164,183          0.07      82,091       735        98.72       3,639         37.57
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
60.01 or Greater             3          317,931          0.13      105,977      672        84.65       3,927         14.01
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------
TOTAL:                      5071      $250,095,045     100.00%     $49,319      699       114.81%      $4,285       28.08%
------------------------- --------- ----------------- ----------- ---------- ----------- ----------- ----------- ----------

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately
40.55%.

                              RESIDUAL INCOME AS OF THE ORIGINATION DATE
                                                                               WEIGHTED     WEIGHTED
                                                          % OF      AVERAGE    AVERAGE       AVERAGE       WEIGHTED
RESIDUAL INCOME AS OF     NUMBER                        PRINCIPAL   PRINCIPAL  CREDIT       ORIGINAL    AVERAGE JUNIOR
THE ORIGINATION DATE      OF LOANS  PRINCIPAL BALANCE    BALANCE     BALANCE     SCORE         LTV           RATIO
------------------------- --------- ------------------ ------------ ---------- ----------- ------------ ----------------
------------------------- --------- ------------------ ------------ ---------- ----------- ------------ ----------------
0.00                            14           $720,196        0.29%    $51,443         690       88.75%      26.19%
------------------------- --------- ------------------ ------------ ---------- ----------- ------------ ----------------
1,499 or less                18          657,148          0.26       36,508       712         92.05          38.8
------------------------- --------- ------------------ ------------ ---------- ----------- ------------ ----------------
1,500 to 1,999              148         4,890,053         1.96       33,041       709        100.09          31.42
------------------------- --------- ------------------ ------------ ---------- ----------- ------------ ----------------
2,000 to 2,999              1050       43,126,347         17.24      41,073       704        114.22          29.33
------------------------- --------- ------------------ ------------ ---------- ----------- ------------ ----------------
3,000 to 3,999              1612       75,883,709         30.34      47,074       697        116.59          28.58
------------------------- --------- ------------------ ------------ ---------- ----------- ------------ ----------------
4,000 to 4,999              1161       60,643,569         24.25      52,234       697        116.07          27.73
------------------------- --------- ------------------ ------------ ---------- ----------- ------------ ----------------
5,000 to 5,999              562        32,147,620         12.85      57,202       699        114.54          27.62
------------------------- --------- ------------------ ------------ ---------- ----------- ------------ ----------------
6,000 or greater            506        32,026,402         12.81      63,293       701        112.61          25.67
------------------------- --------- ------------------ ------------ ---------- ----------- ------------ ----------------
TOTAL:                      5071      $250,095,045       100.00%     $49,319      699        114.81%        28.08%
------------------------- --------- ------------------ ------------ ---------- ----------- ------------ ----------------

The weighted average amount of residual income as of the date of origination of the Home Loans will be approximately
$4,285.17

NAME:                                      TELEPHONE:                   E-MAIL:
MOODY'S
Odile Grisard                              (212) 553-1382               odile.grisardboucher@moodys.com
STANDARD AND POOR'S
Michael Wray                               (212) 438-3126               michael_wray@standardandpoors.com

------------------------------------------ ---------------------------- --------------------------------------------------